UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 18, 2016

YRC Worldwide Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On November 18, 2016, James G. Pierson, Executive Vice President and Chief Financial Officer of YRC Worldwide Inc. (the “Company”), resigned effective December 31, 2016. Also on November 18, 2016, the Company appointed Stephanie D. Fisher as the Company’s Acting Chief Financial Officer effective January 1, 2017.

Mr. Pierson is resigning to take a chief financial officer position with a privately-held building supply and material company located near his home in the Dallas, Texas metropolitan area, where his family resides. Mr. Pierson has commuted from Dallas for the last eight years beginning in 2008 when he served as a financial advisor to the Company, and from 2011 to the present while serving the Company as Chief Financial Officer. “We want to extend our deepest gratitude to Mr. Pierson for his service, contributions, and commitment to the Company, including the personal family sacrifice experienced with commuting for eight years” said James Welch, Chief Executive Officer. “Jamie has been a great partner, working closely with me, and I wish him well in his new endeavor.”

To ensure an orderly and full transition of the Chief Financial Officer role, it is anticipated that Mr. Pierson will serve as a consultant for a period of six months subsequent to the effective date of his resignation. The Company and Mr. Pierson are negotiating an agreement to memorialize the terms of this arrangement and related separation matters.

Stephanie Fisher, 39, joined the Company in 2004 and currently serves as Vice President and Controller. Prior to her current position, Ms. Fisher served as Manager of Accounting from November 2007 to June 2011 and Director of Financial Reporting from June 2011 to May 2012. Ms. Fisher has more than 15 years of experience in accounting, financial analysis and corporate compliance. Ms. Fisher began her career at the accounting firm Ernst & Young, where she served as both Staff and Senior Auditor, primarily completing financial audits for clients in the Retail and Consumer Products industries. Ms. Fisher earned a Bachelor’s degree in Business Administration and a Masters of Accountancy from Kansas State University. As Acting Chief Financial Officer, Ms. Fisher will continue to receive an annual salary of $255,000, short-term cash incentive compensation (subject to the achievement of pre-determined goals) with a target award of 100% of base salary and long-term equity incentive compensation with a target award equal to 100% of base salary. In addition, it is anticipated that upon appointment of a new Chief Financial Officer, Ms. Fisher will receive additional compensation for her service as Acting Chief Financial Officer in an amount that is expected to approximate the differential between her current compensation and the annual compensation of a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YRC WORLDWIDE INC.

/s/ James A. Fry
By:	James A. Fry
Vice President, General Counsel and Corporate Secretary

Dated: November 23, 2016